Exhibit 99.1

Buildium, LLC and Subsidiary

CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2018

Buildium, LLC and Subsidiary
Consolidated Financial Statements
December 31, 2018

Independent Auditor’s Report

Audit Committee of the Board of Managers
Buildium, LLC and Subsidiary

Opinion on the Financial Statements
We have audited the accompanying consolidated financial statements of Buildium, LLC and Subsidiary (the Company), which comprise the consolidated balance sheet as of December 31, 2018, the related consolidated statements of operations, changes in members’ deficit and cash flows for the year then ended, and the related notes to the consolidated financial statements (collectively, the financial statements).
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Buildium, LLC and Subsidiary as of December 31, 2018, and the results of their operations and their cash flows for the year then ended in accordance with the accounting principles generally accepted in the United States of America.

/s/ RSM US LLP

Boston, Massachusetts
September 30, 2019

Buildium, LLC and Subsidiary
Consolidated Balance Sheet
December 31, 2018

Assets
Current assets:
Cash and cash equivalents	$896,135
Restricted cash	757,036
Unbilled accounts receivable	1,230,742
Prepaid expenses and other current assets	728,987
Total current assets	3,612,900
Property and equipment, net	826,623
Goodwill	3,758,197
Intangible assets, net	2,005,491
Other assets	329,393
Total assets	$10,532,604

Liabilities and members’ deficit
Current liabilities:
Accounts payable	$1,281,973
Accrued expenses and other current liabilities	2,375,424
Deferred revenue	3,622,000
Total current liabilities	7,279,397
Line of credit	5,885,773
Total liabilities	13,165,170

Commitments and contingencies (Note 12)

Total member’s deficit	(2,632,566)
Total liabilities and members’ deficit	$10,532,604

The accompanying notes are an integral part of these consolidated financial statements

Buildium, LLC and Subsidiary
Consolidated Statement of Operations
For the Year Ended December 31, 2018

Revenue	$40,715,030
Cost of revenue	16,146,057
Gross profit	24,568,973

Operating expenses:
General and administrative	8,744,038
Sales and marketing	10,337,808
Research and development	8,952,408
Depreciation and amortization	513,411
Total operating expenses	28,547,665

Loss from operations	(3,978,692)
Interest expense, net	(514,323)
Net loss	$(4,493,015)

The accompanying notes are an integral part of these consolidated financial statements

Buildium, LLC and Subsidiary
Consolidated Statement of Changes in Members’ Deficit
For the Year Ended December 31, 2018

	Common Units	Total Members’ Deficit
Balance as of December 31, 2017	26,533,496	$1,300,009
Repurchase of profit interest units	—	(202,965)
Unit based compensation	—	763,405
Net loss	—	(4,493,015)
Balance as of December 31, 2018	26,533,496	$(2,632,566)

The accompanying notes are an integral part of these consolidated financial statements

Buildium, LLC and Subsidiary
Consolidated Statement of Cash Flows
For the Year Ended December 31, 2018

Cash flows from operating activities:
Net loss	$(4,493,015)
Adjustments to reconcile net loss to net cash used in operating activities:
Unit based compensation expense	763,405
Depreciation and amortization	669,325
Non-cash interest expense	549,620
Increase in operating assets:
Unbilled accounts receivable	(337,175)
Prepaid expenses and other assets	(143,567)
Other assets	(49,902)
Increase in operating liabilities:
Accounts payable	489,192
Accrued expenses and other current liabilities	465,013
Deferred revenue	1,049,867
Net cash used in operating activities	(1,037,237)

Cash flows from investing activities:
Purchases of property and equipment	(700,694)
Net cash used in investing activities	(700,694)

Cash flows from financing activities:
Payment of security deposit	(219,996)
Repurchases of profit interests from members	(202,965)
Net cash used in financing activities	(422,961)

Net decrease in cash	(2,160,892)

Cash and cash equivalents:
Beginning of period	3,057,027
End of period	$896,135

Supplemental disclosures of cash flow information
Unpaid capital expenditures	$26,466

The accompanying notes are an integral part of these consolidated financial statements

Buildium, LLC and Subsidiary
Notes to the Consolidated Financial Statements
For the Year Ended December 31, 2018

1. Nature of Operations
The Company
Buildium, LLC (“Buildium”) and Subsidiary (collectively the “Company”), is a Delaware limited liability company, incorporated on August 9, 2004, headquartered in Boston, Massachusetts. The Company consists of Buildium, LLC and its wholly owned subsidiary Buildium Agency LLC. Buildium is a provider of cloud-based property management software.
On February 2, 2017, the Company acquired the assets of TenantLoop, LLC. TenantLoop was a mobile communication platform for tenants and property managers.
Since inception, the Company has experienced recurring net losses, which include net losses of $4,493,015 for the year ended December 31, 2018. The Company is subject to risks common to rapidly growing companies, including dependence on key personnel, rapid industry change, competition from substitute services of larger companies, and the need for continued successful ongoing development and marketing of its services.

2. Summary of Significant Accounting Policies
Basis of Presentation
The consolidated financial statements have been prepared in accordance with accounting standards set by the Financial Accounting Standards Board (“FASB”). The FASB sets generally accepted accounting principles (“GAAP”) to ensure financial condition, results of operations, and cash flows are consistently reported. References to GAAP issued by the FASB in these footnotes are to the FASB Accounting Standards Codification (“FASB ASC”).
Principles of Consolidation
The accompanying consolidated financial statements include the accounts of Buildium and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes the most significant estimates include the net realizable value of unbilled accounts receivable, impairment of long-lived assets and goodwill, revenue recognition, and unit-based compensation. Actual results could differ from those estimates.
Concentration of Credit and Market Risk
Financial instruments that potentially expose the Company to concentrations of credit and market risk consist primarily of cash and cash equivalents. Cash is maintained at Federal Deposit Insurance Company insured financial institutions and credit exposure is limited to any one institution. The Company has not experienced any losses with respect to its cash balances. Based on management’s review of the strength of the financial institutions, management believes the risk of loss on its cash balances is minimal.
The Company actively manages its customer unbilled accounts receivable balances and requires no collateral from its customers. Management believes its customer approval processes, and its review of provisions for doubtful accounts, adequately provides for any material credit risks. As of and for the year ended December 31, 2018 no customers accounted for greater than 10% of revenues or unbilled accounts receivable.
Cash and Cash Equivalents
The Company considers cash in operating bank accounts, demand deposits, cash on hand, and highly liquid debt instruments purchased with a maturity of three months or less as cash and cash equivalents.
Restricted cash
The Company considers cash and cash equivalents that are restricted as to withdrawal or use under the terms of certain contractual agreements as restricted cash.

Buildium, LLC and Subsidiary
Notes to the Consolidated Financial Statements
For the Year Ended December 31, 2018

Unbilled Accounts Receivable
Unbilled accounts receivable are stated at the amount management expects to collect for services that have been delivered, but not yet been billed. The Company will charge its customers’ credit cards when amounts are billed and thus the Company does not usually have any balances outstanding greater than a few days. Allowances for doubtful accounts are provided for those outstanding balances considered to be uncollectible based upon historical experience and management’s evaluation of the outstanding balances at year end. Balances that are still outstanding after management has used reasonable collection efforts are written off through a provision to the allowance for doubtful accounts. At December 31, 2018 there was no allowance for doubtful accounts. During the year ended December 31, 2018 the Company did not have any provision for doubtful accounts or write-offs.
Property and Equipment
Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. Leasehold improvements are recorded at cost and amortized over the lesser of their useful lives or related lease term. Construction in process represents assets acquired for office space that was not occupied until 2019 and as such were not put into service during 2018. Depreciation on such assets commences when they are placed into service. Assets and liabilities under capital leases are recorded at the lesser of the present value of aggregate future minimum lease payments, or the fair value of the assets under the lease. Assets under capital leases are depreciated over the lesser of their estimated useful lives or the term of the lease.
The Company provides for depreciation using straight-line methods over the following estimated useful lives:

Computer equipment	3 years
Furniture and fixtures	5 years
Leasehold improvements	Lesser of the asset life or lease term
Expenditures for maintenance and repairs are expensed when incurred. Expenditures for renewals or betterments are capitalized. When property is retired or sold, the cost and the related accumulated depreciation are removed from the accounts, and the resulting gains or losses are included in the consolidated statement of operations.
Goodwill and Other Intangible Assets
The Company accounts for business combinations pursuant to FASB ASC 805, Business Combinations.  Goodwill in such acquisitions represents the excess of the cost of a business acquired over the net of the amounts assigned to assets acquired, including identifiable intangible assets and liabilities assumed.  FASB ASC 805 specifies criteria to be used in determining whether intangible assets acquired in a business combination must be recognized and reported separately from goodwill. Amounts assigned to goodwill and other identifiable intangible assets are determined with the assistance of an independent appraiser through established valuation techniques.
Under FASB ASC 350, Intangibles - Goodwill and Other, goodwill and intangible assets with indefinite lives are reviewed annually for impairment or more frequently if impairment indicators arise. In accordance with FASB ASC 350, an entity has the option to first perform a qualitative assessment to determine whether it is more-likely-than-not that the fair value of a reporting unit is less than its carrying amount. If the Company determines that this is the case, it is required to perform the two-step goodwill impairment test. In Step 1, the carrying value of the reporting unit is compared to its fair value using a discounted cash flow analysis. If the fair value is less than its carrying value, then the Company should perform Step 2 and determine the fair value of goodwill. In Step 2, the fair value of goodwill is determined by deducting the fair value of a reporting unit’s identifiable assets and liabilities from the fair value of the reporting unit as a whole, as if that reporting unit had just been acquired and the purchase price were being initially allocated. If the Company determines that it is more-likely-than-not that the fair value of a reporting unit is greater than its carrying amount, the two-step goodwill impairment test is not required. At December 31, 2018, other than goodwill, the Company had no indefinite-lived intangible assets. The Company determined that no impairment of the goodwill had occurred during the year ended December 31, 2018.
The Company provides for amortization of intangible assets with definite lives using straight-line methods over the following estimated useful lives:

Buildium, LLC and Subsidiary
Notes to the Consolidated Financial Statements
For the Year Ended December 31, 2018

Trademark	10 years
Customer relationships	7 years
Developed technology	5 years
Non-compete agreements	3 years
Long-lived Assets
The Company reviews the carrying value of property and equipment and other long-lived assets for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable. If estimated undiscounted future cash flows expected to result from its use and eventual disposition are not expected to be adequate to recover the asset’s carrying value, an impairment charge is recorded for the excess of the asset’s carrying value over its estimated fair value. No impairment was recognized during the year ended December 31, 2018.
Capitalized Software Development Costs
FASB ASC 350-40, Intangibles - Goodwill and Other, Internal-Use Software requires the Company to capitalize certain development costs incurred in connection with internal-use software. In accordance with the guidance, costs incurred in the preliminary stages of software development are expensed as incurred. Costs incurred from the development stage through the release of the product are capitalized. All other costs are expensed as incurred. The Company has not capitalized any costs during the year ended December 31, 2018.
Research and Development
Research and development costs are charged to operations in the year incurred. During the year ended December 31, 2018, research and development costs were $8,952,408.
Advertising and Promotion Costs
Advertising and promotion costs are expensed as incurred. Advertising costs of approximately $2,042,754 were expensed during the year ended December 31, 2018.
Revenue Recognition
The Company primarily generates revenues from the sale of software subscriptions to access its software in a hosted environment, otherwise known as Software-as-a-Service (“SaaS”), and optional add-on services. The add-on services consist primarily of third-party providers performing tenant screening, payment processing, mailing services and insurance coverage. The Company recognizes revenue in accordance with FASB ASC Topic 605, Revenue Recognition. The Company recognizes revenue when the following criteria have been met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the fee is fixed or determinable; and (4) collectability is reasonably assured.
When sold as a package offering the Company allocates arrangement consideration to separate units of accounting when the delivered item has value to the customer on a standalone basis. The Company does not provide any general rights of return. Revenue from software subscription sales is recognized ratably over the subscription period, which is generally one year. Subscription revenue is generally billed on a monthly basis. For arrangements that include add-on services as part of the subscription, the customer is purchasing access to the add-on services for the duration of the subscription period, and therefore the add-on services revenue is deferred and recognized ratably over the underlying subscription period. The optional add-on services do have standalone value and are recognized in the period which they are earned. Optional add-on services are billed on the first of the month for the previous month’s services.
The Company recognizes revenues related to all add-on services that the Company sells to its customers where the Company pays third parties to perform the service on the gross basis, with the exception of renter’s insurance which is recognized on a net basis in accordance with FASB ASC 605-45, Principal Agent Considerations, as the Company is not the primary obligor on such arrangements.
Deferred revenue primarily consists of payments received in advance of the revenue recognition criteria being met. Unbilled accounts receivable consists of future billings for revenue that has already been earned, primarily related to add-on services that have been completed but not yet billed.

Buildium, LLC and Subsidiary
Notes to the Consolidated Financial Statements
For the Year Ended December 31, 2018

Cost of Revenues
Cost of revenues primarily consist of payroll costs for maintenance, and customer support, amortized development costs, hosting costs, and other third-party costs. Cost of revenues also include fees paid to third party providers of tenant screening, payment processing and mailing services.
Income Taxes
As a limited liability company, the Company's taxable income is allocated to its members in accordance with their respective income allocation percentages. Accordingly, for federal and state income tax purposes, all income, losses, and other tax attributes pass through to the members’ individual income tax returns, except for certain states wherein LLC status is not recognized. For those states where LLC status is not recognized, the Company incurs state franchise taxes, which is recorded in general and administrative expense in the accompanying consolidated statement of operations.
The Company files income tax returns in various state jurisdictions. In the normal course of business, the Company is subject to examination by various taxing authorities. Although the outcome of tax audits is always uncertain, the Company believes that there are no significant unrecognized tax liabilities at December 31, 2018.
Unit-based Compensation
The Company issues profits interest incentive grants under the terms of its 2016 Profits Interest Plan (Note 9) to its employees. The cost of employee services received in exchange for unit-based awards are recognized in accordance with FASB ASC 710, Compensation (“ASC 710”) and FASB ASC 718, Compensation - Stock Compensation (“ASC 718”) due to the nature of the forfeiture provisions. Incentive units that are not subject to forfeiture upon Participant’s voluntary resignation are accounted for under ASC 718, with the remainder being accounted for under ASC 710.
The compensation expense is recognized straight line, over the contractual vesting period based on the value of vested awards. The Company classifies these amounts in the consolidated statement of operations based on the department to which the related employee reports.
Certain incentive units contain a performance requirement that results in forfeiture of certain vested units if it is not met. Therefore, in accordance with ASC 710, the Company does not recognize any expense until performance condition is met.
Deferred Financing Fees
Deferred financing fees represent costs incurred by the Company to obtain financing and are amortized over the term of the applicable debt instrument using the effective interest method. Deferred financing fees are included in other assets in the consolidated balance sheets.

3. Recent Accounting Pronouncements
In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”), which outlines a single comprehensive model for entities to use in accounting for revenue using a five-step process that supersedes most current revenue recognition guidance. ASU 2014-09 also requires additional quantitative and qualitative disclosures. The standard allows the option of either a full retrospective adoption, meaning the standard is applied to all periods presented, or a modified retrospective adoption, meaning the standard is applied only to the most current period. In August 2015, the FASB issued ASU 2015-14, “Deferral of the Effective Date”, which resulted in the standard being effective for the Company in fiscal year 2019. The Company is still evaluating the impact of the provisions of the accounting standard and determining which transition method will be used.
In February 2016, the FASB issued ASU 2016-02, Leases. The guidance in this ASU supersedes the leasing guidance in Topic 840, Leases. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. This standard is effective for fiscal years beginning after December 15, 2020, with early adoption permitted. The Company is in the process of assessing the impact of the standard on the consolidated financial statements.
In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows-Classification of Certain Cash Receipts and Cash Payments (“ASU 2016-15”). ASU 2016-15 provides guidance on how certain cash receipts and cash payments should be presented and classified in the statement of cash flows with the objective of reducing existing diversity in practice with respect to these items.

Buildium, LLC and Subsidiary
Notes to the Consolidated Financial Statements
For the Year Ended December 31, 2018

The ASU is effective for annual reporting periods beginning after December 15, 2018 and early adoption is permitted. ASU 2016-15 requires a retrospective transition method. However, if it is impracticable to apply the amendments retrospectively for some of the issues, the amendments for those issues would be applied prospectively as of the earliest day practicable. The Company is currently evaluating the impact the adoption of this guidance will have on its consolidated financial statements.
In January 2017, the FASB issued ASU 2017-04, Intangibles-Goodwill and Other (“ASU 2017-04”). The ASU is intended to simplify how an entity is required to test good will for impairment by eliminating step 2 form the goodwill impairment test. The ASU is effective for annual reporting periods beginning after December 15, 2021 and early adoption is permitted for goodwill impairment test perform subsequent to January 1, 2017. The Company is currently evaluating the impact of the adoption of this guidance on its consolidated financial statements.

4. Property and Equipment
Property and equipment at December 31, 2018 consists of the following:

2018
Leasehold improvements	$320,151
Computer equipment	107,811
Furniture and fixtures	52,246
Construction in progress	720,956
1,201,164
Less accumulated depreciation	374,541
$826,623

Depreciation expense was $83,424 for the year ended December 31, 2018.

5. Intangible Assets
Intangible assets at December 31, 2018, consists of the following:

	Cost	Accumulated Amortization	Net Book Value
Trademarks	$1,300,000	$(507,117)	$792,883
Customer relationships	2,100,000	(1,170,317)	929,683
Developed technology	780,000	(497,075)	282,925
Non-competition agreements	10,000	(10,000)	—
	$4,190,000	$(2,184,509)	$2,005,491
Amortization expense related to intangible assets was $585,901 for the year ended December 31, 2018, with $155,914 of the amortization expense associated with the developed technology recorded as a component of cost of revenues in the statement of operations.

Buildium, LLC and Subsidiary
Notes to the Consolidated Financial Statements
For the Year Ended December 31, 2018

Estimated future amortization expense for the years ended December 31:

2019	$585,574
2020	496,816
2021	485,628
2022	164,519
2023	129,894
Thereafter	143,060
$2,005,491

6. Leases
The Company is a party to non-cancelable long term operating leases for the use of office space. The Company is required to pay its proportionate share of property taxes, maintenance and repairs in addition to monthly rent.
On March 31, 2015, the Company entered into a commercial building lease agreement at 225 Franklin Street in Boston, MA for a term of eighty-four months beginning on August 1, 2015. Base rent was initially set at approximately $55,833 per month and subject to certain increases. In January 2019, the Company entered into a sublease of this property. The term of the sublease is March 1, 2019 through August 26, 2022. These payments are greater than the payments that the Company is liable for under the lease agreement and will be recorded as an offset to rent expense.
In June 2015, the Company entered into a sublease for a previously leased property at 38 Chauncy Street in Boston, MA with a subtenant. The term of the sublease is September 1, 2015 through November 30, 2018 and the payments began at $22,719 and escalate each year. These payments are equal to the payments that the Company is liable for under the lease agreement and are recorded as an offset to rent expense.
In September 2018, the Company entered into a sublease for a previously leased property at 1501 Western Ave in Seattle, WA with a subtenant. The term of the sublease is September 1, 2018 to August 31, 2019 with payments equal to $2,689. These payments are less than the payments that the Company is liable for under the lease agreement. Pursuant to FASB ASC 840, Leases, in 2018 the company recorded a lease abandonment charge, net of anticipated sub-lease income for the remainder of the lease term of $24,674.
On September 19, 2018, the Company entered into a commercial building lease agreement at 3 Center Plaza in Boston, MA for a term of 88 months beginning on February 15, 2019. Base rent was initially set at $171,153 per month and subject to certain increases. The Company had outstanding letters of credit to secure certain lease payments totaling $477,041 as of December 31, 2018.
The future minimum lease payments under all non-cancellable operating leases as of December 31, 2018 are as follows:

2019	$1,924,843
2020	2,776,125
2021	2,812,759
2022	2,676,169
2023	2,190,124
Thereafter	5,445,201
$17,825,221
Total rent expense under all operating leases for the year ended December 31, 2018 was $715,755.

Buildium, LLC and Subsidiary
Notes to the Consolidated Financial Statements
For the Year Ended December 31, 2018

For the year ended December 31, 2018, the Company received payments under non-cancelable subleases of $265,167. The Company will receive future minimum payments under non-cancelable subleases as follows:

2019	$580,465
2020	757,819
2021	772,875
2022	524,450
$2,635,609

7. Debt
In January 2015, the Company secured a $5,000,000 line of credit with Silicon Valley Bank (“SVB”). The borrowing capacity was based on a formula tied to recurring revenue of the Company. The interest rate was the prime rate plus 1.00% and the unused line fee was 0.25% per annum. The maturity date was January 19, 2017. The Company is subject to certain financial covenants, which are defined in the agreement. As of December 31, 2016, there was $5,000,000 outstanding under the line of credit and no amounts available for future borrowings.
In January 2017, the Company secured a new $15,000,000 revolving line of credit with Wells Fargo Bank. A portion of the proceeds from the revolving line of credit were used to pay off the existing $5,000,000 line of credit with SVB. The Company accounted for the repayment of the SVB loan as a debt extinguishment. All deferred financing fees associated with that loan were expensed upon extinguishment resulting in a charge of $1,085 to non-cash interest expense. The revolving line of credit has a maturity date of January 19, 2022. Base rate loans under the Wells Fargo revolving line of credit bear interest at a rate equal to 3.25% plus the greatest of (a) 2.00% per annum, (b) the Federal Funds Rate plus 0.50%, (c) the one-month LIBOR rate plus 1.00%, and (d) the prime rate. LIBOR rate loans under the Wells Fargo revolving line of credit bear interest at a rate equal to 4.25% plus the greater of (a) 1.00% per annum, and (b) the LIBOR rate for the applicable interest period. Interest was Paid in Kind (PIK). As of December 31, 2018, actual rates were 5.25%. The balance on the Wells Fargo line of credit was $5,000,000 (plus PIK interest of $885,773) for the year ended December 31, 2018.
In conjunction with the line of credit that was secured in January 2017, the Company incurred $273,487 in deferred financing fees during the year ended December 31, 2017. These financing fees are amortized to interest expense through the maturity date of January 2022. The Company expensed deferred financing fees through interest expense of $70,533 for the year ended December 31, 2018.

8. Common Units
The Company has authorized 27,963,620 common units. As of December 31, 2018, there were 26,533,496 common units outstanding.
Each outstanding common unit shall be entitled to one vote.

9. Profits Interest Plan
On September 21, 2016 Buildium created the 2016 Profits Interest Plan (the “Profits Interest Plan”) which provides for the granting of Profits Interest Units (the “Units”) to the employees, officers, independent directors or managers, consultants or other service provider’s of the Company as determined by the board of managers.
According to the Profits Interest Plan, unless otherwise set forth in the grant agreement, each Unit vests over a four-year period. In the event of an employee’s (i) involuntary termination by the Company, 0% of the employee’s vested Units are forfeited; (ii) voluntary termination, 50% of the employee’s vested Units are forfeited; or (iii) termination by the Company for cause, 100% of the employee’s vested Units are forfeited. As the vesting of 50% of the majority of Unit grants is not considered substantive, the Company defers all related compensation expenses associated with these Units until the occurrence of a liquidity event. Within 180 days of the employee’s termination, the Company or the investors have the unilateral right to repurchase the former employee’s

Buildium, LLC and Subsidiary
Notes to the Consolidated Financial Statements
For the Year Ended December 31, 2018

unforfeited Units at the fair market value of the Units as of the repurchase notice date. In the event of a change of control (as further defined in the Profits Interest Plan), the board of managers may determine that all or any portion of the vested Units will immediately become fully vested. Vested Units may then be repurchased by the Company or investors at the fair market value on the date of repurchase notice.
The Company approved the repurchase of 73,813 vested Units for a total cash consideration of $202,965 during the year ended December 31, 2018.
The Company authorized for issuance of 2,936,557 Units as of the creation of the Profits Interest Plan and authorized an additional 1,745,824 Units effective July 25, 2018 for a total authorized for issuance of 4,682,381 Units, of which 1,103,889 were granted during the year ended December 31, 2018. There were 655,887 Profits Interests vested for the year ended December 31, 2018.

Number of Profit Interests
Unvested at December 31, 2017	1,959,826
Granted	1,103,889
Cancelled, forfeited, or expired	(174,372)
Vested	(655,887)
Repurchased	(73,813)
Unvested at December 31, 2018	2,159,643
The Company recognized $763,405 of unit-based compensation expense for the year ended December 31, 2018, which is equal to the value of vested awards, based on the straight-line vesting. Similarly, total unit-based compensation costs not yet recognized for non-vested awards at December 31, 2018 was $7,251,236.
10. Related Parties
The Company has a development services agreement with Buildium Software Solutions Private Limited (“BSS”), a company incorporated under the laws of India. BSS is 50% owned by a 1.3% shareholder of the Company. BSS provides software development services to the Company. The Company reimburses BSS for all of its reasonable costs incurred relating to providing services to the Company with an agreed upon markup, not to exceed 5%. This agreement renews automatically for successive one-year terms. During the year ended December 31, 2018, the Company paid BSS $570,000 which is recorded in research and development in the consolidated statement of operations.
In May 2016, the Company entered into a consulting agreement with its majority unitholder. Under the terms of the agreement, the majority unitholder provides consulting and operational services to the Company for a fee, as well as reimbursement of reasonable travel and other out of pocket expenses. This agreement was in effect for the initial one-year term with the option to renew each year upon mutual agreement. The Company has elected to renew in 2018 and will re-evaluate on an annual basis. The Company paid the majority unitholder $300,000 under this agreement during the year ended December 31, 2018.
11. Defined Contribution Plan
The Company maintains a defined contribution savings and retirement plan (401(k)) covering all employees. Employees are eligible to participate in the 401(k) plan on the date of hire. The 401(k) plan allows the employee to make rollover transactions and elective deferrals through salary reductions up to the maximum allowed by law. The 401(k) plan has provisions for employer contributions up to 4% of the employee’s salary. The total employer contributions for the year ended December 31, 2018 were $569,914.
12. Commitments and Contingencies
The Company is involved in various claims or matters of litigation with others that arise in the normal course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position, liquidity or results of operations.
13. Subsequent Events
The Company has evaluated subsequent events through September 30, 2019 in connection with the preparation of these consolidated financial statements, which is the date the consolidated financial statements were available to be issued. With the

Buildium, LLC and Subsidiary
Notes to the Consolidated Financial Statements
For the Year Ended December 31, 2018

exception of the 225 Franklin Street sub-lease described in Note 6, no subsequent events occurred that require disclosure.